UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 31, 2006
CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (909) 980-4030
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 31, 2006, CVB Financial Corp. (the “Company”) completed a trust preferred securities transaction in the amount of $25,774,000. In connection with the transaction, the company established CVB Statutory Trust III, a Connecticut statutory trust, on January 27, 2006 (the “Trust”). The Trust issued and sold $25,000,000 aggregate principal amount of fixed/floating rate preferred securities (the “Trust Preferred Securities”) in a private placement to institutional investors and issued $774,000 in fixed rate common securities (the “Common Securities”) to the Company. The Trust used the proceeds of these issuances to purchase $25,774,000 of the Company’s Junior Subordinated Debentures due March 15, 2036 (the “Notes”).
     The terms for the Trust Preferred Securities and the Notes are essentially identical. Interest on the Notes and distributions on the Trust Preferred Securities are payable quarterly in arrears on March 15, June 15, September 15, and December 15, commencing March 15, 2006, at a variable per annum rate equal to LIBOR (as defined in the indenture dated as of January 31, 2006 (“Indenture”) between the Company and U.S. Bank National Association, as debenture trustee) plus 1.38% (the “Variable Rate”) and upon terms as more fully set forth in the Indenture. The Notes are the sole assets of the Trust and are subordinate to the Company’s senior obligations.
     The Notes mature on March 15, 2036, are redeemable at the Company’s option (subject to approval from the Board of Governors of the Federal Reserve System) beginning March 15, 2011, or sooner in certain specific events, including the event that the transaction is not eligible for Tier 1 capital. If the Company redeems any amount of the Junior Subordinated Debentures, the Trust must redeem a like amount of the Trust Preferred Securities. Interest on the Notes may be deferred at any time or from time-to-time for a period not exceeding 20 consecutive quarterly payments, provided there is no event of default and the deferral does not extend beyond maturity. If the Company elects to defer interest on the Notes, or if a default occurs, the Company will generally not be able to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s common stock. The entire principal of the Notes may become due and payable immediately if an event of default occurs.
     The net proceeds to the Company from the sale of the Notes to the Trust will be used by the Company to support growth and for other general corporate purposes.
     Concurrently with the issuance of the Notes and the Trust Preferred Securities, the Company entered into a Guarantee Agreement dated January 31, 2006 between the Company and U.S. Bank National Association under which the Company guaranteed the payment of various obligations associated with the Trust Preferred Securities.
     The Notes were issued pursuant to an Indenture dated January 31, 2006 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee. The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust dated January 31, 2006 (the “Declaration”) among the Company, as sponsor, U.S. Bank National Association, as institutional trustee and the Administrators named therein.

     The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Declaration, the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantee Agreement. Copies of the Indenture, the Declaration, the Guarantee Agreement, the Junior Subordinated Debentures, the Trust Preferred Securities and the Common Security, which are attached as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information required by this item is included in Item 1.01 and incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
     The information required by this item is included in Item 1.01 and incorporated herein by reference.
Item 9.01. Exhibits
4.1	Indenture dated January 31, 2006 between the Company and U.S. Bank National Association, as trustee.

4.2	Amended and Restated Declaration of Trust dated January 31, 2006 by and among the Company, as sponsor, U.S. Bank National Association, as institutional trustee and the Administrators named therein.

4.3	Guarantee Agreement dated January 31, 2006 between the Company and U.S.Bank National Association.

4.4	Form of Junior Subordinated Debenture (included as an exhibit to Exhibit 4.1).

4.5	Form of Capital Security Certificate (included as an exhibit to Exhibit 4.2).

4.6	Form of Common Security Certificate (included as an exhibit to Exhibit 4.2)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.

Date: January 31, 2006	By:	/s/ Edward J. Biebrich, Jr.

Edward J. Biebrich, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

4.1	Indenture dated January 31, 2006 between the Company and U.S. Bank National Association, as trustee.

4.2	Amended and Restated Declaration of Trust dated January 31, 2006 by and among the Company, as sponsor, U.S. Bank National Association, as institutional trustee and the Administrators named therein.

4.3	Guarantee Agreement dated January 31, 2006 between the Company and U.S. Bank National Association.

4.4	Form of Junior Subordinated Debenture (included as an exhibit to Exhibit 4.1).

4.5	Form of Capital Security Certificate (included as an exhibit to Exhibit 4.2).

4.6	Form of Common Security Certificate (included as an exhibit to Exhibit 4.2)